UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2013

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 3, 2013 Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:

1.	The election of six JBS Directors to the Board of Directors.
2.	The election of three Equity Directors to the Board of Directors.
3.	A stockholder advisory vote on executive compensation
4.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2013.

Board of Director Election Results

The stockholders of the Company elected all nine of the nominees for Director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Wesley Mondonça Batista	204,849,884	17,642,953	20,448,750
Joesley Mondonça Batista	201,351,930	21,140,907	20,448,750
Don Jackson	205,152,896	17,339,941	20,448,750
William W. Lovette	206,727,702	15,765,135	20,448,750
Marcus Vinicius Pratini de Moraes	221,375,239	1,117,598	20,448,750
Wallim Cruz De Vasconcellos Junior	221,069,768	1,423,069	20,448,750
Michael L. Cooper	212,504,004	9,988,833	20,448,750
Charles Macaluso	213,303,960	9,188,877	20,448,750
David E. Belll	212,815,313	9,677,524	20,448,750

Stockholder Advisory Vote on Executive Compensation

The Stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation table and narrative discussion.

For	Against	Abstain	Broker Non-Votes
221,763,641	693,686	35,510	20,448,750

Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2013 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
242,669,473	125,370	146,744

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:	May 6, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer